Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:

October 29, 2012	Media:
Kathy A. Schoettlin – (812) 465-7269
Executive Vice President – Communications

Financial Community:
Lynell J. Walton – (812) 464-1366
Senior Vice President – Investor Relations

Old National’s 3rd quarter results include continued

organic loan growth and successful acquisition

3rd QUARTER HIGHLIGHTS:

•	EPS of $.20 includes $4.9 million of acquisition and integration expenses and $.8 million in branch optimization expenses

•	End of period loans, excluding covered and newly acquired loans, increased $94.4 million over 2nd quarter 2012

•	Successful acquisition and conversion of Indiana Community Bancorp

•	Board of Directors declares cash dividend of $.09 per common share

Evansville, Ind. (October 29, 2012) – Today Old National Bancorp (NYSE: ONB) reported 3rd quarter net income of $19.7 million, or $.20 per share. These 3rd quarter results compare to the net income of $27.2 million, or $.29 per share, that Old National reported in 2nd quarter 2012, and reflect a 17% increase over 3rd quarter 2011 net income.

Old National Bancorp’s Board of Directors also declared a common stock dividend of $.09 per share on the Company’s outstanding shares. This dividend is payable December 17, 2012, to shareholders of record on December 3, 2012. For purposes of broker trading, the ex-date of the cash dividend is November 29, 2012.

“I am particularly pleased with our results this quarter,” commented Old National President and CEO Bob Jones. “We successfully integrated Indiana Bank & Trust, which allows us to be an active part of a vibrant community and offer our services in a growing market. In addition, we continued to see organic loan growth and remained strong in our commitment to expense management. These successful results are a direct reflection of the expertise and dedication of our associates.”

Indiana Community Bancorp Acquisition

On September 15, 2012, Old National Bancorp completed its merger with Indiana Community Bancorp of Columbus, Indiana. Based on the average closing price of $13.356 per share of Old National common stock per the merger agreement, the transaction was valued at approximately $88.5 million. The acquisition added $493.5 million of loans (net of an $85.1 million loan mark) and $784.6 million of core deposits to the Old National franchise at September 15, 2012. The acquisition also included the creation of $86.7 million of goodwill.

Committed to our Strategic Imperatives

Old National’s strong performance can be attributed to our unwavering commitment to the following strategic imperatives:

1.	Strengthen the risk profile.

2.	Enhance management discipline.

3.	Achieve consistent quality earnings.

1. STRENGTHEN THE RISK PROFILE

Credit Quality

Old National reported provision expense in the 3rd quarter of 2012 of $.4 million, equal to the $.4 million in the 2nd quarter of 2012 and slightly more than the ($.1) million in the 3rd quarter of 2011. Old National’s net charge-offs for 3rd quarter 2012 were $.4 million, or ..03% of total loans, compared to $1.5 million, or .13% of total loans in 2nd quarter 2012 and $4.6 million, or .40% of total loans, in 3rd quarter 2011.

Excluding covered loans, provision expense for the 3rd quarter of 2012 was ($.3) million, compared to ($3.4) million in 2nd quarter 2012 and ($.1) million in 3rd quarter 2011. Old National’s net charge-offs for the 3rd quarter, excluding covered loans, were ($.4) million, a reduction of $1.3 million from the $.9 million reported in 2nd quarter 2012 and a reduction of $5.3 million from the $4.9 million in net charge-offs reported in 3rd quarter 2011.

Excluding covered loans, Old National’s allowance for loan losses at September 30, 2012, was $50.4 million, or 1.05% of total loans, compared to an allowance of $50.4 million, or 1.19% of total loans at June 30, 2012, and $65.2 million, or 1.58% of total loans, at September 30, 2011. Excluding covered loans, the coverage of allowance to non-performing loans stood at 29% at September 30, 2012, compared to 50% at June 30, 2012. Contributing significantly to this decline was the addition of the Indiana Community loan portfolio which, in accordance with accounting for business combinations, was recorded at fair value with no allowance brought forward on these newly acquired loans. Credit losses evident in the loans were included in the determination of fair value.

“The decrease in our ratio of allowance to non-performing loans was significantly impacted by the addition of loans acquired at fair market value as part of our Indiana Community partnership,” stated Chief Credit Officer Daryl Moore. “Overall credit trends in the legacy portfolio were mixed as charge-offs and delinquencies remained well below peer levels and non-performing loans decreased, while special mention and problem loans increased.”

The following table presents certain credit quality metrics related to Old National’s loan portfolio:

($ in millions)	2009	2010	2011	2Q12	2Q12*	3Q12	3Q12*
Non-Performing Loans(NPLs)	$67.0	$70.9	$299.5	$241.7	$100.7	$295.7	$172.0
Problem Loans (Including NPLs)	$157.1	$174.3	$404.3	$310.9	$146.3	$408.7	$260.0
Special Mention Loans	$103.5	$84.0	$103.2	$119.3	$103.1	$149.6	$135.3
Net Charge-Off Ratio	1.40%	.75%	.49%	.13%	.09%	.03%	(.03%)
Provision for Loan Losses	$63.3	$30.8	$7.5	$.4	($3.4)	$.4	($.3)

*	Excludes covered loans.

2. ENHANCE MANAGEMENT DISCIPLINE

Expense Management

Old National reported total noninterest expenses of $89.0 million for the 3rd quarter of 2012, compared to $86.0 million in the 2nd quarter of 2012 and $95.2 million for the 3rd quarter of 2011. Noninterest expenses for the 3rd quarter of 2012 included $5.5 million of Indiana Community-related expenses – of which $4.9 million were integration and conversion charges associated with the September 15, 2012, acquisition of that institution. The 3rd quarter of 2012 also included $.8 million in branch optimization expense related to the Company’s August 16, 2012, announcement of the sale or consolidation of 28 branches. Noninterest expenses for 2nd quarter 2012 included $.8 million in acquisition-related costs, of which $.6 million resulted from Indiana Community with the remaining $.2 million from the July 29, 2011, FDIC-assisted acquisition of Integra Bank. The 2nd quarter of 2012 also included $1.7 million in branch optimization expense, as well as $.8 million in OREO expenses related to Integra Bank assets of which 80% are reimbursable to Old National under the terms of the loss share agreement and recorded as a change to the indemnification asset in other income. In addition, 2nd quarter of 2012 included $.4 million for a litigation settlement.

Capital Management

Old National’s capital position remained well above industry requirements at September 30, 2012, with regulatory tier 1 and total risk-based capital ratios of 12.9% and 14.1%, respectively, compared to 14.6% and 15.7% at June 30, 2012, and 12.2% and 13.7% at September 30, 2011.

The ratio of tangible common equity to tangible assets stood at 9.05% at September 30, 2012, compared to 9.40% at June 30, 2012, and 8.40% at September 30, 2011. Refer to Table 1 for Non-GAAP reconciliations.

	Well Capitalized	ONB at September 30, 2012
Tier 1 Risk-Based Capital Ratio	> 6%	12.9%
Total Risk-Based Capital Ratio	> 10%	14.1%
Tier 1 Leverage Capital Ratio	> 5%	8.8%

3. ACHIEVE CONSISTENT QUALITY EARNINGS

Balance Sheet and Net Interest Margin

Old National’s total loan portfolio increased $533.1 million during the 3rd quarter to $5.253 billion at September 30, 2012, from $4.720 billion at June 30, 2012. Excluding covered loans and newly acquired Indiana Community loans, residential real estate grew $80.7 million, commercial real estate grew $9.0 million, commercial and industrial grew $8.4 million, and home equity loans grew $4.6 million during the 3rd quarter of 2012. Other consumer loans were the only category of loans not experiencing growth in the current quarter and declined $8.3 million. For the 3rd quarter 2012, average total loans were $4.828 billion, a $144.4 million increase from the $4.684 billion for the 2nd quarter 2012.

Total investments, including money market accounts, amounted to $2.801 billion at September 30, 2012, a slight decrease of $2.5 million when compared to $2.804 billion at June 30, 2012. Average total investments were $2.744 billion for the 3rd quarter compared to $2.757 billion in the 2nd quarter. Securities gains for the 3rd quarter (net of $.2 million of other-than-temporary impairment) totaled $2.7 million, compared to 2nd quarter securities gains of $6.2 million (net of $.8 million of other-than-temporary impairment).

At September 30, 2012, total core deposits, including demand and interest-bearing deposits, stood at $7.218 billion and represented an increase of $558.1 million when compared to the $6.660 billion at June 30, 2012. The increase was attributable to the addition of $740.2 million of deposit balances at September 30, 2012, from the acquisition of Indiana Community.

Old National reported net interest income of $74.1 million for 3rd quarter 2012 compared to $76.0 million in 2nd quarter 2012, and $72.6 million for 3rd quarter 2011. Included in 3rd quarter 2012 net interest income is $.3 million associated with the Indiana Community acquisition, $2.2 million associated with the Monroe acquisition, and $9.1 million associated with the Integra acquisition, related to the accretion of purchase accounting discounts. Included in 2nd quarter 2012 net interest income is $4.0 million associated with the Monroe acquisition and $10.1 million associated with the Integra acquisition, related to the accretion of purchase accounting discounts.

On a fully taxable equivalent basis, net interest income was $77.5 million for 3rd quarter 2012 and represented a net interest margin on total average earning assets of 4.09%. This compares to net interest income on a fully taxable equivalent basis of $79.2 million and a margin of 4.26% in 2nd quarter 2012 and net interest income on a fully taxable equivalent basis of $75.5 million and a margin of 3.96% for 3rd quarter 2011. Included in 3rd quarter 2012 net interest margin is 2 basis points associated with the Indiana Community acquisition, 12 basis points associated with the Monroe acquisition and 48 basis points associated with the Integra acquisition, related to the accretion of purchase accounting discounts. Included in 2nd quarter 2012 net interest margin is 21 basis points associated with the Monroe acquisition and 55 basis points associated with the Integra acquisition, related to the accretion of the purchase accounting discounts. Refer to Tables A and B for Non-GAAP taxable equivalent reconciliations.

Fees, Service Charges and Other Revenue

Total fees, service charges and other revenue were $38.0 million for 3rd quarter 2012 compared to $42.1 million in 2nd quarter 2012 and $44.3 million in 3rd quarter 2011. The 3rd quarter of 2012 included a reduction of $4.9 million from the change in indemnification asset relating to the acquisition of Integra Bank, compared to a reduction of $4.0 million in 2nd quarter 2012 and a benefit of $.5 million in 3rd quarter 2012. The $4.9 million change in indemnification asset in 3rd quarter 2012 includes $1.9 million of recovery amounts due to the FDIC. In addition, the 3rd quarter of 2012 contained several losses on OREO properties while the 2nd quarter 2012 included a $1.6 million gain from a single OREO property. The Indiana Community acquisition contributed an additional $.3 million in fees, service charges and other revenue during the current quarter.

About Old National

Old National Bancorp (NYSE: ONB) is the largest financial services holding company headquartered in Indiana and, with $9.4 billion in assets, ranks among the top 100 banking companies in the U.S. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns Old National Insurance, one of the 100 largest brokers in the U.S. For more information and financial data, please visit Investor Relations at oldnational.com.

Conference Call

Old National will hold a conference call at 10:00 a.m. Central on Monday, October 29, 2012, to discuss 3rd quarter 2012 financial results, strategic developments, and the Company’s financial outlook. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central on October 29 through November 12. To access the replay, dial 1-855-859-2056, conference code 35894910.

Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this release or the Quarterly Financial Trends supplement to this earnings release, which can be found on Investor Relations at oldnational.com.

Table 1: Non-GAAP Reconciliation-Tangible Equity to Tangible Assets

(end of period balances - $ in millions)	June 30, 2012	September 30, 2012
Total Shareholders’ Equity	$1,073.7	$1,186.8
Deduct: Goodwill and Intangible Assets	(283.4)	(371.2)
Tangible Shareholders’ Equity	$790.3	$815.6
Total Assets	$8,689.6	$9,383.0
Add: Trust Overdrafts	.1	1.7
Deduct: Goodwill and Intangible Assets	(283.4)	(371.2)
Tangible Assets	$8,406.2	$9,013.6
Tangible Equity to Tangible Assets	9.40%	9.05%

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to; market, economic, operational, liquidity, credit and interest rate risks associated with Old National's business, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations), ability of Old National to execute its business plan and satisfy the items addressed in Old National’s Consent Order with the Office of the Comptroller of the Currency, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of Old National’s internal controls, failure or disruption of our information systems, failure to adhere to or significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

OLD NATIONAL BANCORP

Financial Highlights (Table A)

	Three-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	Sept. 30, 2012	June 30, 2012	Change	% Change
Income Data:
Net Interest Income	$74,150	$75,973	$(1,823)	(2.4)%
Taxable Equivalent Adjustment	3,340	3,252	88	2.7
Net Interest Income (FTE)	77,490	79,225	(1,735)	(2.2)
Fees, Service Charges and Other Revenues	37,966	42,081	(4,115)	(9.8)
Securities Gains (Losses) (a)	2,675	6,212	(3,537)	(56.9)
Derivative Gains (Losses)	226	249	(23)	(9.2)
Total Revenue (FTE)	118,357	127,767	(9,410)	(7.4)
Provision for Loan Losses	400	393	7	1.8
Noninterest Expense	89,019	86,027	2,992	3.5
Income before Taxes	28,938	41,347	(12,409)	(30.0)
Provision for Taxes (FTE)	9,201	14,141	(4,940)	(34.9)
Net Income	19,737	27,206	(7,469)	(27.5)

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	.20	.29	(.09)	(31.0)
Average Diluted Shares Outstanding	96,125	94,871	1,254	1.3
Book Value	11.70	11.34	.36	3.2
Stock Price	13.61	12.01	1.60	13.3

Performance Ratios:
Return on Average Assets	.91%	1.27%	(.36)%	(28.3)
Return on Average Common Equity (c)	7.17	10.25	(3.08)	(30.0)
Net Interest Margin (FTE)	4.09	4.26	(.17)	(4.0)
Other Expense to Revenue (Efficiency Ratio) (d)	75.26	69.20	6.06	8.8
Net Charge-offs to Average Loans (e)	(.03)	.09	(.12)	N/M
Reserve for Loan Losses to Ending Loans (e)	1.05	1.19	(.14)	(11.8)
Non-Performing Loans to Ending Loans (e)	3.59	2.38	1.21	50.8

Balance Sheet:
Average Assets	$8,715,272	$8,572,206	$143,066	1.7
End of Period Balances:
Assets	9,383,044	8,689,556	693,488	8.0
Investments	2,764,280	2,705,950	58,330	2.2
Money Market Investments (f)	37,043	97,953	(60,910)	(62.2)
Commercial Loans and Leases	1,363,516	1,281,457	82,059	6.4
Commercial Real Estate Loans	1,528,167	1,304,301	223,866	17.2
Consumer Loans	1,034,418	966,671	67,747	7.0
Residential Real Estate Loans	1,317,065	1,163,201	153,864	13.2
Residential Real Estate Loans Held for Sale	9,911	4,366	5,545	127.0
Earning Assets	8,054,400	7,523,899	530,501	7.1
Core Deposits (Excluding Brokered CDs)	7,218,249	6,660,127	558,122	8.4
Borrowed Funds (Including Brokered CDs)	743,690	629,860	133,830	18.1
Common Shareholders’ Equity	1,186,764	1,073,727	113,037	10.5

(a)	Includes $202 and $780, respectively, for other-than-temporary impairment in 3rd and 2nd quarters 2012.
(b)	Assumes conversion of stock options and restricted stock.
(c)	Based on average common shareholders’ equity of $1,101,795 and $1,061,301, respectively, for September 30, 2012 and June 30, 2012.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes residential loans held for sale and covered loans.
(f)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.

OLD NATIONAL BANCORP

Financial Highlights (Table B)

	Three-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	Sept. 30, 2012	Sept. 30, 2011	Change	% Change
Income Data:
Net Interest Income	$74,150	$72,592	$1,558	2.1%
Taxable Equivalent Adjustment	3,340	2,914	426	14.6
Net Interest Income (FTE)	77,490	75,506	1,984	2.6
Fees, Service Charges and Other Revenues	37,966	44,316	(6,350)	(14.3)
Securities Gains (Losses) (a)	2,675	2,861	(186)	(6.5)
Derivative Gains (Losses)	226	149	77	51.7
Total Revenue (FTE)	118,357	122,832	(4,475)	(3.6)
Provision for Loan Losses	400	(82)	482	N/M
Noninterest Expense	89,019	95,158	(6,139)	(6.5)
Income before Taxes	28,938	27,756	1,182	4.3
Provision for Taxes (FTE)	9,201	10,959	(1,758)	(16.0)
Net Income	19,737	16,797	2,940	17.5

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	.20	.18	.02	11.1
Average Diluted Shares Outstanding	96,125	94,785	1,340	1.4
Book Value	11.70	10.85	.85	7.8
Stock Price	13.61	9.32	4.29	46.0

Performance Ratios:
Return on Average Assets	.91%	.77%	.14%	18.2
Return on Average Common Equity (c)	7.17	6.61	.56	8.5
Net Interest Margin (FTE)	4.09	3.96	.13	3.3
Other Expense to Revenue (Efficiency Ratio) (d)	75.26	77.56	(2.30)	(3.0)
Net Charge-offs to Average Loans (e)	(.03)	.48	(.51)	N/M
Reserve for Loan Losses to Ending Loans (e)	1.05	1.58	(.53)	(33.5)
Non-Performing Loans to Ending Loans (e)	3.59	3.01	.58	19.3

Balance Sheet:
Average Assets	$8,715,272	$8,719,827	$(4,555)	(.1)
End of Period Balances:
Assets	9,383,044	8,932,700	450,344	5.0
Investments	2,764,280	2,784,035	(19,755)	(.7)
Money Market Investments (f)	37,043	74,623	(37,580)	(50.4)
Commercial Loans and Leases	1,363,516	1,400,540	(37,024)	(2.6)
Commercial Real Estate Loans	1,528,167	1,496,132	32,035	2.1
Consumer Loans	1,034,418	916,677	117,741	12.8
Residential Real Estate Loans	1,317,065	1,037,977	279,088	26.9
Residential Real Estate Loans Held for Sale	9,911	4,710	5,201	110.4
Earning Assets	8,054,400	7,714,694	339,706	4.4
Core Deposits (Excluding Brokered CDs)	7,218,249	6,842,754	375,495	5.5
Borrowed Funds (Including Brokered CDs)	743,690	809,397	(65,707)	(8.1)
Common Shareholders’ Equity	1,186,764	1,027,695	159,069	15.5

(a)	Includes $202 and $0, respectively, for other-than-temporary impairment in 3rd quarter 2012 and 3rd quarter 2011.
(b)	Assumes conversion of stock options and restricted stock.
(c)	Based on average common shareholders’ equity of $1,101,795 and $1,061,053 respectively, for 2012 and 2011.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes residential loans held for sale and covered loans.
(f)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.

OLD NATIONAL BANCORP

Financial Highlights

	Nine-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	Sept. 30, 2012	Sept. 30, 2011	Change	% Change
Income Data:
Net Interest Income	$224,396	$196,278	$28,118	14.3%
Taxable Equivalent Adjustment	9,643	8,842	801	9.1
Net Interest Income (FTE)	234,039	205,120	28,919	14.1
Fees, Service Charges and Other Revenues	128,475	128,507	(32)	—
Securities Gains (Losses) (a)	9,410	4,527	4,883	107.9
Derivative Gains (Losses)	657	702	(45)	(6.4)
Total Revenue (FTE)	372,581	338,856	33,725	10.0
Provision for Loan Losses	2,849	6,437	(3,588)	(55.7)
Noninterest Expense	266,333	254,841	11,492	4.5
Income before Taxes	103,399	77,578	25,821	33.3
Provision for Taxes (FTE)	34,733	27,332	7,401	27.1
Net Income	68,666	50,246	18,420	36.7

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	.72	.53	.19	35.8
Average Diluted Shares Outstanding	95,274	94,722	552	.6
Book Value	11.70	10.85	.85	7.8
Stock Price	13.61	9.32	4.29	46.0

Performance Ratios:
Return on Average Assets	1.06%	.81%	.25%	30.9
Return on Average Common Equity (c)	8.57	6.75	1.82	27.0
Net Interest Margin (FTE)	4.18	3.75	.43	11.5
Other Expense to Revenue (Efficiency Ratio) (d)	71.71	74.47	(2.76)	(3.7)
Net Charge-offs to Average Loans (e)	.12	.43	(.31)	(72.1)
Reserve for Loan Losses to Ending Loans (e)	1.05	1.58	(.53)	(33.5)
Non-Performing Loans to Ending Loans (e)	3.59	3.01	.58	19.3

Balance Sheet:
Average Assets	$8,603,959	$8,259,846	$344,113	4.2
End of Period Balances:
Assets	9,383,044	8,932,700	450,344	5.0
Investments	2,764,280	2,784,035	(19,755)	(.7)
Money Market Investments (f)	37,043	74,623	(37,580)	(50.4)
Commercial Loans and Leases	1,363,516	1,400,540	(37,024)	(2.6)
Commercial Real Estate Loans	1,528,167	1,496,132	32,035	2.1
Consumer Loans	1,034,418	916,677	117,741	12.8
Residential Real Estate Loans	1,317,065	1,037,977	279,088	26.9
Residential Real Estate Loans Held for Sale	9,911	4,710	5,201	110.4
Earning Assets	8,054,400	7,714,694	339,706	4.4
Core Deposits (Excluding Brokered CDs)	7,218,249	6,842,754	375,495	5.5
Borrowed Funds (Including Brokered CDs)	743,690	809,397	(65,707)	(8.1)
Common Shareholders’ Equity	1,186,764	1,027,695	159,069	15.5

(a)	Includes $1,078 and $499, respectively, for other-than-temporary impairment in 2012 and 2011.
(b)	Assumes conversion of stock options and restricted stock.
(c)	Based on average common shareholders’ equity of $1,068,371 and $992,064, respectively, for 2012 and 2011.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes residential loans held for sale and covered loans.
(f)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.